UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

EASTMAN KODAK COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street

Rochester, NY 14650

(Address of principal executive offices)

(585) 724-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KODK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

As previously disclosed, on May 20, 2019, Eastman Kodak Company (the “Company”) and Longleaf Partners Small Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust, which are investment funds managed by Southeastern Asset Management, Inc. (the “Purchasers”), entered into a Notes Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase from the Company, $100 million aggregate principal amount of the Company’s 5.00% Secured Convertible Notes due 2021 (the “Notes”) in a private placement transaction, for a purchase price of $100 million. On an as-converted basis, the Notes will represent 31,497,850 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), or 42.28% of the shares of Common Stock outstanding after giving effect to the issuance and conversion. The Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 21, 2019.

Issuance of Notes

On May 24, 2019, the Company and the Purchasers closed the transaction contemplated by the Purchase Agreement, and the Company issued to the Purchasers $100 million aggregate principal amount of the Notes for the purchase price described above.

On May 24, 2019, the Company used a portion of the net proceeds from the issuance and sale of the Notes to prepay the $83,166,346 (the “Prepayment Amount”) outstanding under the Senior Secured First Lien Term Credit Agreement, dated as of September 3, 2013, by and among the Company, the lenders from time to time parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Term Loan Agreement”). In connection with the prepayment of the Prepayment Amount, the Term Loan Agreement was terminated. See Item 1.02 below.

The Company expects to use the remainder of the net proceeds from the issuance and sale of the Notes to pay transaction expenses and for general corporate purposes.

The terms of the Notes are set forth in the Form of Notes, as described in the Company’s Current Report on Form 8-K filed on May 21, 2019, and such description is incorporated into this Item 1.01 by reference. The foregoing description of the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Notes, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

On May 24, 2019, the Company and all of the subsidiaries of the Company that currently guarantee the ABL Credit Agreement (as defined below) and previously guaranteed the Term Loan Agreement (the “Subsidiary Guarantors”) entered into a Guarantee and Collateral Agreement with Wilmington Trust, National Association, as collateral agent, and the Purchasers (the “Guarantee and Collateral Agreement”). Pursuant to the Guarantee and Collateral Agreement, the Subsidiary Guarantors guaranteed the obligations under the Notes and the Company and the Subsidiary Guarantors granted, as collateral for the Notes, a lien on certain receivables, inventory and other assets of the Company and the Subsidiary Guarantors in which the lenders under the ABL Credit Agreement have a first priority security interest. The Guarantee and Collateral Agreement contains customary terms and conditions. The foregoing description of the Guarantee and Collateral Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Guarantee and Collateral Agreement, which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Voting and Support Agreements

In connection with the issuance of Notes, the Company and certain of its shareholders holding a majority of the outstanding shares of Common Stock not beneficially owned by the Purchasers (the “Voting Shareholders”) entered into Voting and Support Agreements, dated as of May 24, 2019. Pursuant to the terms of the Voting and Support Agreements, the Voting Shareholders have each agreed to execute a written consent approving the issuance of the Notes, the conversion feature of the Notes and the issuance of shares of Common Stock issuable upon conversion of the Notes, and related matters.

The foregoing description of the Voting and Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting and Support Agreement, the form of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Registration Rights Agreement

On May 24, 2019, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) providing Purchasers with certain registration rights in respect of the shares of Common Stock issued upon conversion of the Notes. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

Amendment to ABL Credit Agreement

On May 24, 2019, the Company and the Subsidiary Guarantors entered into an amendment (the “ABL Amendment”) to the Amended and Restated Credit Agreement, dated as of May 26, 2016, among the Company, the Subsidiary Guarantors, the lenders party thereto, Bank of America, N.A., as administrative and collateral agent (the “Agent”), and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners (the “ABL Credit Agreement”), with the Agent and the Required Lenders as such term is defined in the ABL Credit Agreement. The ABL Amendment amends the ABL Credit Agreement to, among other things, permit the incurrence of the Notes.

The foregoing description of the ABL Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On May 24, 2019, the Company used the net proceeds from the sale of the Notes to pay the Prepayment Amount, comprised of the full principal amount of $82,684,947 plus accrued interest, fees and other expenses, owed to the lenders under the Term Loan Agreement. Upon the administrative agent’s receipt of the Prepayment Amount, the Term Loan Agreement was terminated and the lenders’ security interest in any of the Company’s or its subsidiaries’ assets or property securing the First Lien Credit Facility was released.

A description of the Term Loan Agreement is included in Item 1.01 of the Current Report on Form 8-K filed by the Company on September 10, 2013, and such description is incorporated into this Item 1.02 by reference.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures concerning the terms of the Notes, the Guarantee and Collateral Agreement and the ABL Amendment contained in Item 1.01, above, are hereby incorporated into this Item 2.03 by reference.

Item 5.01	Change in Control of Registrant.

Prior to the issuance of the Notes, the Purchasers beneficially owned 4,960,000 shares of Common Stock, representing 11.53% of the shares of Common Stock outstanding, and 2,000,000 shares of 5.50% Series A convertible preferred stock (“Series A Preferred Stock”), which vote with the Common Stock on an as-converted basis and represent 26.73% of the shares of Common Stock outstanding. The Common Stock and Series A Preferred Stock currently held by the Purchasers represents 30.19% of the current voting power of the outstanding capital stock of the Company. On an as-converted basis, the Notes will represent 31,497,850 shares of Common Stock, or 42.28% of the shares of Common Stock outstanding after giving effect to the issuance and conversion. Assuming the issuance of the Notes and based on the current number of shares of Common Stock outstanding, the Purchasers would beneficially own 48.94% of the shares of Common Stock outstanding and their shares of Series A Preferred Stock will vote with the shares of Common Stock on an as-converted basis, representing an aggregate of 55.76% of the voting power of the outstanding capital stock of the Company. As a result, the issuance of the Notes may be considered to represent a change in control of the Company.

The Company’s proxy statement for its 2019 Annual Meeting of Shareholders describes any arrangements or understandings with the Purchasers with respect to the election of directors and others matters under “Certain Relationships and Related Transactions—Interested Transactions” and that disclosure is hereby incorporated into this Item 5.01 by reference.

The Purchasers funded the purchase of the Notes from funds of Southeastern Asset Management, Inc.’s investment advisory clients.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company was held on May 22, 2019 at 9:00 a.m. ET at The Benjamin, 125 East 50th Street, New York, NY. The Company filed its definitive Proxy Statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on April 9, 2019. As of March 28, 2019, the record date for the Annual Meeting, there were 42,974,257 shares of Common Stock and 2,000,000 shares of Series A Preferred Stock issued and outstanding. Holders of shares of Common Stock and Series A Preferred Stock vote together as a single class, with holders of Common Stock having one vote per share and holders of Series A Preferred Stock having 5.7471 votes per share (representing the number of shares of Common Stock into which each share of Series A Preferred Stock was convertible as of the record date). Accordingly, a total of 54,468,457 votes were entitled to be cast at the Annual Meeting. Holders of shares representing an aggregate of 48,430,464 votes were present or represented at the Annual Meeting, constituting a quorum for the transaction of business.

The matters submitted to a vote of security holders at the Annual Meeting were as follows:

1.

Shareholders re-elected each of the Company’s nominees for director to serve a term of one year to expire at the 2020 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard Todd Bradley	38,898,226	125,604	65,819	9,340,815
James V. Continenza	38,687,161	332,109	70,379	9,340,815
Jeffrey D. Engelberg	38,903,567	120,241	65,841	9,340,815
George Karfunkel	38,892,343	131,485	65,821	9,340,815
Philippe D. Katz	38,921,636	102,125	65,888	9,340,815
Jason New	37,481,424	1,542,709	65,516	9,340,815
William G. Parrett	38,667,747	356,952	64,950	9,340,815

2.	Shareholders approved, through an advisory vote, the compensation of the Company’s Named Executive Officers (as set forth in the definitive Proxy Statement), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,518,281	470,201	101,167	9,340,815

3.

Shareholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve a one-year term beginning on the date of the Annual Meeting, as set forth below:

Votes For	Votes Against	Abstentions
47,281,354	348,806	800,304

Item 7.01	Regulation FD Disclosure.

On May 24, 2019, the Company issued a press release relating to the items described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

(4.1)	Form of Secured Convertible Note.

(4.2)

Guarantee and Collateral Agreement, dated as of May  24, 2019, from the grantors as referred to therein as Grantors to Wilmington Trust, National Association, as collateral agent, and Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust.

(4.3)	Registration Rights Agreement, dated as of May 24, 2019, by and among Eastman Kodak Company, Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust.

(10.1)

Amendment No. 2 to Amended and Restated Credit Agreement, dated as of May  24, 2019 by and among Company, the subsidiary Guarantors, the lenders party thereto and Bank of America, N.A., as administrative and collateral agent.

(10.2)	Form of Voting and Support Agreement.

(99.1)	Press Release, dated May 24, 2019, regarding the completion of the issuance and sale of Convertible Notes and related matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

Date: May 24, 2019	By:	/s/ Roger W. Byrd
	Name:	Roger W. Byrd
	Title:	General Counsel, Secretary and Senior Vice President